SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2005

VITASTI, INC.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
100-1001 Churchill Crescent North Vancouver, B.C., Canada V7P 1T2
Canada
(Address of principal executive offices)
604-980-6693
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On November 14, 2005, pursuant to a recommendation of its internal accountant, and following numerous discussions with a representative of the Securities & Exchange Commission, the Board of Directors of the Registrant formally concluded that it will be required to restate its previously issued financial statements for the year ended December 31, 2004 appearing in the Company's Form 10-KSB for the year ended December 31, 2004, and its interim financial statements for any subsequent quarters as necessary.

The Registrant has reached this determination as it has evaluated the necessary elements pertaining to the transaction (the “Transaction”) with the Low Carb Companies (“LCC”) that closed in November 2004 and concluded that the transferred asset group constitutes a business. In light of the restatement, Vitasti’s prior financial statements for those periods should no longer be relied upon.

Since the former shareholders of LCC became the new block of controlling shareholders in the Registrant, the Transaction represented a reverse acquisition. In this regard, the Registrant will restate its financial statements for the year ended December 31, 2004 to account for the purchase of the reverse acquisition. The Company will also accordingly revise its filings for any subsequent quarters, as necessary.

The December 31, 2004 financial statements will reflect the acquisition of a business and the application of reverse takeover accounting. The comparative financial information is for the year ended December 31, 2003. In this regard, the December 31, 2004 year end of the Registrant and comparative information are that of the accounting acquirer.

In addition, the Company has not completed its assessment of how the errors it has identified reflect on the adequacy of its internal controls over financial reporting. However, the Company expects that, either individually or in the aggregate, these errors may result in the Company reporting one or more material weaknesses in its internal controls over financial reporting.   The Company is continuing to assess these matters and their implications on the adequacy of the Company’s internal controls.

The Company’s management has discussed the matters disclosed in this Form 8-K with its former independent auditing firm, Peterson Sullivan PLLC, and its present independent auditing firm, Armando C. Ibarra, CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2005    Vitasti, Inc.

By:     /s/ TAMMY-LYNN MCNABB
Tammy-Lynn McNabb
Chief Executive Officer